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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): April 3, 2006

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-19260 (Commission File No.)	84-0957421 (IRS Employer Identification No.)
1331 17th Street, Suite 720 Denver, Colorado (Address of principal executive offices)	80202-1557 (Zip Code)

(Registrant's telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On April 3, 2006, Rentech, Inc. ("Rentech") announced that it proposes to issue and sell 12.5 million shares of its common stock and $50 million in aggregate principal amount of its convertible senior notes due 2013 in two concurrent offerings. Also on April 3, 2006, Rentech filed two preliminary prospectus supplements and related base prospectuses pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission ("SEC"). The prospectuses are filed hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference. The prospectus supplements contain information that updates and modifies certain information included in Rentech's reports filed pursuant to the Securities Exchange Act of 1934, as amended. The prospectus supplements include unaudited condensed consolidated pro forma combined financial statements for the twelve months ended September 30, 2005 and as of and for the three and twelve months ended December 31, 2005 that update and modify the unaudited condensed consolidated pro forma combined financial statements previously included in Rentech's definitive proxy statement to give effect to the updated plan of financing reflected in the prospectuses referenced above.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits:

Exhibit No.	Description of the Exhibit
Exhibit 99.1	Common stock prospectus supplement and accompanying base prospectus.
Exhibit 99.2	Convertible senior notes prospectus supplement and accompanying base prospectus.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: April 3, 2006	By:	/s/ GEOFFREY S. FLAGG Geoffrey S. Flagg Chief Accounting Officer

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SIGNATURES